UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2020

Cimpress plc

(Exact Name of Registrant as Specified in Its Charter)

Ireland	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D, Xerox Technology Park

A91 H9N9

Dundalk, Co. Louth

Ireland

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +353 42 938 8500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, nominal value per share of €0.01	CMPR	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On April 28, 2020, Cimpress plc (the “Company”) signed Amendment No. 4 among the Company and four of its subsidiaries, Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., and Cimpress USA Incorporated, as borrowers (collectively, the “Borrowers”); the lenders named therein as lenders (the “Lenders”); and JPMorgan Chase Bank N.A., as administrative agent for the Lenders (the “Administrative Agent”) (the “Amendment”), which amends the senior secured Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017 and as previously amended among the Borrowers, the lenders named therein as lenders, and the Administrative Agent (the “Credit Agreement”). The effectiveness of the Amendment is subject to satisfaction of the conditions set forth in the Amendment. The Company expects the closing of the Amendment to occur on or about May 1, 2020, simultaneously with closing of the Transactions described under “The Note and Warrant Purchase Agreement” below.

The Amendment suspends the financial maintenance covenants under the Credit Agreement, including the total and senior secured leverage covenants and interest coverage ratio covenant, until the date on which the Company publishes its financial results for the quarter ending December 31, 2021, for which quarter the Credit Agreement financial maintenance covenants will be reinstated (the “Covenant Suspension Period”). If a Covenant Reset Event has occurred (as defined in the Indenture (as defined below)), then the Company may elect to terminate the Covenant Suspension Period earlier by delivering a compliance certificate to the Administrative Agent demonstrating that the Company was in compliance as of the end of the most recent financial quarter with the Credit Agreement financial maintenance covenants as in effect before the Amendment. During the Covenant Suspension Period, the Company will not permit (1) its Available Liquidity (as defined in the Amendment) to be less than $50,000,000 or (2) its Consolidated EBITDA (as defined in the Amendment) to be less than $0 in each of the fiscal quarters ending June 30, 2021 and September 30, 2021. In connection with the Amendment the Company will make a prepayment of term loans and revolving loans, and the Amendment will reduce the loan commitments from $1.5 billion to $1.0 billion, consisting of $850,000,000 of revolving credit facility commitments and $150,000,000 of term loan commitments, with a corresponding reduction in term loan amortization payments.

The Amendment also permits the Company to issue the Notes described below, and makes the following changes to the Credit Agreement:

•	increase to the interest rate on borrowings to LIBOR plus 3.25% during the Covenant Suspension Period and a rate of LIBOR plus 2.50% to 3.25% after the Covenant Suspension Period;

•	change of the Credit Agreement maturity date to the earlier of (i) February 13, 2025 and (ii) the date that is 181 days prior to the “Stated Maturity” as defined in the Indenture (as defined below); and

•	more restrictive limitations on certain activities and actions of the Company, including but not limited to:

•	the incurrence of additional indebtedness and liens,

•	the consummation of certain investments, including acquisitions,

•	the making of restricted payments, including the Company’s purchases of its ordinary shares and payment of dividends, and

•	the incurrence of capital expenditures.

The description contained herein of the Amendment is qualified in its entirety by reference to the terms of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Note and Warrant Purchase Agreement

On April 28, 2020, the Company and certain of its subsidiaries entered into a note and warrant purchase agreement (the “Purchase Agreement”) with AP Print, Ltd., an affiliate of Apollo Global Management, Inc. (the “Apollo Purchaser”), pursuant to which the Company has agreed to issue and sell to the Apollo Purchaser (1) $300,000,000 in aggregate principal amount of its 12.0% senior secured second lien notes (the “Notes”) and (2) warrants (the “Warrants” and, together with the Notes, the “Securities”) to acquire a number of ordinary shares of the Company, nominal value €0.01 per share (the “Ordinary Shares”), that will represent approximately 3.875% of outstanding diluted Ordinary Shares as of the close of business on the business day immediately prior to the Closing Date (as defined below), for an aggregate purchase price of $294 million. The transactions contemplated by the Purchase Agreement (the “Transactions”) are subject to satisfaction of the conditions set forth in the Purchase Agreement. The Purchase Agreement (including the forms of senior secured notes indenture, security and pledge agreement and Warrants) contain other customary covenants and agreements, including certain information rights, standstill provisions, transfer restrictions and preemptive rights. The date on which the Securities are to be issued is referred to herein as the “Closing Date.” The Company expects the closing to occur on or about May 1, 2020.

The Company intends to use the proceeds from the sale of the Securities to repay a portion of the term loans outstanding under the Company’s Credit Agreement and to pay fees and expenses in connection with the foregoing.

The Notes

The Notes will be issued pursuant to a senior secured notes indenture, to be entered into as of the Closing Date (the “Indenture”), among the Company, the Guarantors (as defined below) to the extent a party thereto, and U.S. Bank National Association, as trustee and collateral agent. The Notes will bear interest at a rate of 12.0% per annum, 50% of which may be paid, at the Company’s election, in the form of payment-in-kind, additional Notes, payable on May 15 and November 15 of each year, commencing on November 15, 2020. The Notes will mature on May 15, 2025. Each of the Company’s subsidiaries that guarantees the Company’s obligations under the Credit Agreement will guarantee the Notes (the “Guarantors”). The Notes and the guarantees thereof will rank equal in right of payment with existing and future senior indebtedness of the Company, including the obligations of the Company and the Guarantors under the Credit Agreement, and will be secured by the same assets securing the obligations of the Company and the Guarantors under the Credit Agreement on a second lien basis pursuant to the Collateral Documents (as defined in the Indenture) and subject to limited exceptions and the terms of an intercreditor agreement (the “Intercreditor Agreement”) to be entered into among the Company, the Guarantors to the extent a party thereto, the Administrative Agent and the Collateral Agent.

Prior to May 15, 2021, the Notes will not be redeemable at the Company’s option, except as described below. Thereafter, if redeemed in whole or in part with proceeds from a secured or unsecured high yield bond offering or other senior debt refinancing, the Notes will be redeemable at 103.0% of the principal amount thereof prior to May 15, 2022, thereafter at 101.0% of the principal amount thereof prior to May 15, 2023, and thereafter at 100.0% of the principal amount thereof, plus, in each case, accrued and unpaid interest thereon, if any, to (but excluding) the redemption date. If redeemed with other proceeds, including proceeds from any issuance of equity or equity-linked securities, the Notes will be redeemable at 106.0% of the principal amount thereof prior to May 15, 2022, thereafter, at 103.0% of the principal amount thereof prior to May 15, 2023, and thereafter at 100.0% of the principal amount thereof, plus, in each case, accrued and unpaid interest thereon, if any, to (but excluding) the redemption date. The Company may redeem all, but not less than all, of the Notes upon the occurrence of certain changes in tax law. Upon a “change of control” (as defined in the Indenture), the Company must offer to purchase the Notes at a price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to (but excluding) the date of purchase. If the Notes are accelerated or otherwise become due prior to the first anniversary of the Closing Date as a result of an event of default, the amount that shall then be due will be equal to 100% of the principal amount, a make-whole premium as set forth in the Indenture and any accrued and unpaid interest, if any, to (but excluding) the date of such acceleration. The Company will be obligated to pay interest of 2.0% on overdue principal amount, interest and premium, if any.

The Indenture will contain affirmative and negative covenants of the Company and its restricted subsidiaries. The Indenture also will contain customary events of default, which may result in the acceleration of the maturity date of the Notes.

The Warrants

The Warrants will be exercisable at any time and from time to time after the Closing Date until on or prior to the close of business on the seventh anniversary of the Issue Date. The Warrants have an exercise price of $60.00 per share. The exercise price and the number of ordinary shares issuable upon exercise of the Warrants (the “Warrant Shares”) are subject to certain anti-dilution adjustments for stock splits, reclassifications, combinations and dividends or distributions made by the Company as well as in respect of certain issuances of equity securities that are made at below a specified percentage of market value, as set forth in the Warrants.

The holders of the Warrants cannot exercise the Warrants if and to the extent, as a result of such exercise, either (i) such holder’s (together with its affiliates) aggregate voting power or beneficial ownership would exceed 19.9% or (ii) such holder’s (together with any persons acting in concert for purposes of Irish Takeover Panel Act of 1997) aggregate voting power exceeds 29.99%, subject to customary exceptions in connection with public sales or the consummation of a specified liquidity event, in each case as set forth in the Warrants.

Other

Until the date the Apollo Purchaser (together with its permitted transferees) no longer holds (i) at least 50% of the aggregate principal amount of Notes issued on the Closing Date, or (ii) Warrants (or the Warrant Shares) representing at least 1.50% of the of the fully-diluted Ordinary Shares (on an as-exercised basis in the case of the Warrants) (the “Fall-Away of Purchaser Rights”), the Apollo Purchaser will have the right to request and receive certain financial and other information relating to the Company and its subsidiaries, as set forth in the Purchase Agreement. Until the earlier of the Fall-Away of Purchaser Rights and at such time as the Apollo Purchaser waives rights to information rights described above, the Apollo Purchaser and its affiliates will be subject to certain standstill provisions set forth in the Purchase Agreement.

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2020, the Company issued a press release that included certain announcements regarding its preliminary third quarter results. A copy of the press release is furnished herewith as Exhibit 99.1.

The foregoing estimates are preliminary and subject to completion of financial and operating closing procedures for the quarter ended March 31, 2020. The actual amounts may differ materially from these estimates, including as a result of the Company’s quarter-end closing procedures, review adjustments and other developments that may arise between now and the time the Company’s financial results for the quarter ended March 31, 2020 are finalized. Therefore, you should not place undue reliance on these estimates. These estimates have been prepared by, and are the responsibility of, the Company’s management and have not been reviewed or audited or subject to any other procedures by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect to these estimates.

The information furnished under this Item 2.02 and in Exhibit 99.1 herewith shall be deemed “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 28, 2020, the Company entered into the Purchase Agreement, pursuant to which it agreed to sell the Securities in a private placement in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by the Apollo Purchaser in the Purchase Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K and the press release furnished as an exhibit to this report contain statements about the Company’s future expectations, plans, and prospects of the Company’s business that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, including the anticipated closing of the transactions described in herein and therein, the Company’s liquidity and future cash flows, potential effects of the COVID-19 pandemic, and the expected effects of the actions the Company is taking. Forward-looking projections and expectations are inherently uncertain, are based on assumptions and judgments by management, and may turn out to be wrong. If the closing conditions to the transactions described herein and therein are not satisfied, then one or both transactions may be delayed or may not close at all. The Company’s actual results may differ materially from those indicated by the forward-looking statements in this document as a result of various important factors, including but not limited to flaws in the assumptions and judgments upon which the Company’s forecasts and estimates are based; the development, duration, and severity of the COVID-19 pandemic; the Company’s failure to anticipate and react to the effects of the pandemic on the Company’s customers, supply chain, markets, team members, and business; the Company’s inability to take the actions that the Company plans to take or the failure of those actions to achieve the results the Company expects; loss or unavailability of key personnel; general economic conditions; and other factors described in the Company’s Form 10-K for the fiscal year ended June 30, 2019 and the other documents the Company periodically files with the Securities and Exchange Commission. In addition, the statements and projections herein or therein represent the Company’s expectations and beliefs as of the date of this document, and subsequent events and developments may cause these expectations, beliefs, and projections to change. The Company specifically disclaims any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s expectations or beliefs as of any date subsequent to the date of this document.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1

Amendment No. 4, dated as of April 28, 2020, among Cimpress plc, Vistaprint Limited, Cimpress Schweiz GmbH, Vistaprint B.V., and Cimpress USA Incorporated, as borrowers; the lenders named therein as lenders; and JPMorgan Chase Bank N.A., as administrative agent for the lenders, to the senior Credit Agreement dated as of October 21, 2011, as amended and restated as of February 8, 2013, as further amended and restated as of July 13, 2017, and as further previously amended

10.2	Note and Warrant Purchase Agreement, dated as of April 28, 2020, among Cimpress plc, the guarantors party thereto and AP Print, Ltd.

99.1	Press release issued April 29, 2020

104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 29, 2020	Cimpress plc

	By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer